EMPLOYMENT AGREEMENT


         AGREEMENT ("Agreement") made as of this _____ day of February (the "Effective Date"), by and between CyberShop International, Inc., a Delaware corporation (hereinafter "Employer"), and Francis O'Connor (hereinafter "Executive").

                              W I T N E S S E T H:

         WHEREAS, Employer wishes Executive to serve as an officer and executive of Employer; and

         WHEREAS, Executive wishes to be so employed;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Commencing as of the Effective Date, Employer employs Executive as Vice President and Chief Information Officer of Employer to perform the duties normally incident to such positions. Executive shall at all times report to the President of Employer. Executive agrees that he will relocate to the New York/New Jersey metropolitan area on or before September 1, 1998. It is agreed that pending such relocation Executive shall be permitted to perform his services from his home in Iowa provided that Executive is reasonably available (every other week) to perform his services at the principal offices of Employer. Executive shall be reimbursed for airfare and lodging associated with this travel consistent with the presentation of documentation in accordance with Company procedures.

         2. Executive agrees to devote all of Executive's business time, efforts, skills and attention to fulfill Executive's duties and responsibilities hereunder faithfully, diligently and competently.

         3. The term of this Agreement shall commence on the Effective Date and shall terminate one (1) year thereafter, unless sooner terminated as hereinafter provided, and shall be subject to automatic annual renewal thereafter unless at least sixty (60) days prior to the end of the term of this Agreement or any annual renewal period Executive or Employer shall give written notice to the other that this Agreement shall not be renewed.

         4. Employer shall pay to Executive as compensation for all services to be rendered by Executive hereunder the following:

                  (a) A salary at the rate of Ninety Six Thousand and 00/100 ($96,000) Dollars per annum. In the event that an initial public offering of Employer's securities (the "Public Offering") is consummated, Executive's salary shall be increased to the rate One Hundred

Twenty-Five Thousand Dollars ($125,000.00) per annum commencing on the date of consummation of the Public Offering. Such salary is hereinafter referred to as the Base Salary.

                  (b) Executive shall be eligible for bonuses, at such time and in such amounts as shall be determined at the discretion of Employer's Board of Directors (the "Board") based on its assessment of Executive's performance of Executive's duties and on the financial performance of Employer.

                  (c) Employer will reimburse Executive for all reasonable travel and business expenses incurred by Executive in connection with Executive's services hereunder in accordance with the usual practices and policies of Employer in effect from time to time, upon presentation of vouchers.

                  (d) Employer will make available to Executive such health benefits as are currently offered or hereafter will be offered during the term such of this Agreement to other executives of Employer. In addition, Executive will be eligible for and will be offered participation in any and all group insurance, hospital, dental, major medical and disability benefits and stock option plans or other similar fringe benefits which are currently offered or are hereafter offered during the term of this Agreement to other executives of Employer.

         5. Subject to the adoption of Employer's 1998 Stock Option Plan (the "Plan") by the Board, the approval of the Plan by Employer's stockholders and the approval of the grant of options to Executive by the Board as provided herein, Executive shall be granted an option (the "Option") to purchase 64,000 shares of Employer's common stock, $.001 par value per share (the "Common Stock") from Employer at an exercise price of $5.00 per share, provided that in the event that the price per share of Common Stock sold in the Public Offering is less than $5.00, the Board shall grant an additional number of options to Executive so that the product of the total number of options granted and the exercise price per share of Common Stock sold in the Public Offering is equal to $320,000 (the product of the 64,000 options and the $5.00 per share exercise price). In the event that the Public Offering is not consummated on or prior to May 15, 1998, the options granted pursuant to this Section 5 shall be canceled and new options shall be granted to Executive to purchase 64,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the May 15, 1998, as determined by the Board in its sole discretion. The Option shall vest and be exercisable as follows: (i) 1/3 of the shares of Common Stock subject to the Option on the first anniversary of the Effective Date, (ii) 1/3 of the shares of Common Stock subject to the Options on the second anniversary of the Effective Date, and (iii) 1/3 of the shares of Common Stock subject to the Option on the third anniversary of the Effective Date, subject to termination as provided in the Plan, and further subject to termination in the event that (x) Executive breaches any term hereof, (y) Executive's employment hereunder is terminated for Cause (as hereinafter defined) or is terminated without Cause, or (z) Executive voluntarily terminates Executive's employment hereunder. The Option shall expire five (5) years from the date of vesting. The terms of the Option shall otherwise be governed by the Plan, as well as the applicable option agreement to be entered into pursuant to the terms of the Plan.

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

         6. In the event of Executive's death during the term of this Agreement, this Agreement shall terminate immediately, provided, however, that Executive's legal representatives shall be entitled to receive the Base Salary which would otherwise have been due Executive had he worked through the end of the month in which Executive died and provided that Executive's legal representatives shall have the right to exercise Options vested at the time of death for a period of three (3) months thereafter.

         7. If during the term of this Agreement, Executive is unable to perform Executive's duties hereunder on account of illness or other incapacity, and such illness or other incapacity shall continue for a period of more than three (3) consecutive months during any twelve (12) month period Employer shall have the right, on thirty (30) days' notice to Executive, given after such three
(3) month period, to terminate this Agreement. In the event of any such termination Employer shall be obligated to pay to Executive the Base Salary which would otherwise be due Executive until the expiration of the month of employment during which the termination occurred plus three (3) additional months of the Base Salary for the year in which Executive was terminated. If, prior to the date specified in such notice, Executive's illness or incapacity shall have terminated and Executive shall have taken up the performance of Executive's duties thereunder, Executive shall be entitled to resume Executive's employment hereunder as though such notice had not been given. The Board shall determine in good faith, upon consideration of medical evidence satisfactory to it, whether Executive by reason of physical or mental disability shall be unable to perform the services required of Executive hereunder.

         8. If Employer shall terminate Executive's employment hereunder for Cause, or if Executive shall voluntarily leave Executive's employment hereunder, this Agreement shall terminate immediately and Employer shall pay to Executive an amount equal to the Base Salary hereunder through the date of such termination. Cause shall mean (i) any conviction of any crime (whether or not involving Employer) constituting a felony in the jurisdiction involved, (ii) engaging in any substantiated act involving moral turpitude, (iii) engaging in any act which, in each case, subjects, or if generally known would subject, Employer to public ridicule or embarrassment, (iv) gross misconduct in the performance of Executive's duties hereunder, (v) willful failure or refusal to perform such material duties as may be delegated to Executive commensurate with Executive's position, or (vi) breach of any material provision of this Agreement by Executive.

         9. If Executive's employment is terminated by Employer without Cause, this Agreement shall terminate immediately, provided, however, that Employer shall be obligated to pay Executive the Base Salary through the date of such termination. In addition, if termination occurs any time after four (4) months in employment with the Company the Executive shall be paid an amount equal to six (6) months of Base Salary as severance.

         10. Executive covenants and agrees with Employer that Executive will not, during the term of this Agreement and thereafter directly or indirectly use, communicate, disclose or disseminate to anyone (except to the
extent  reasonably   necessary  for  Executive  to  perform

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

Executive's duties hereunder, except as required by law or except if generally available to the public otherwise than through use, communication, disclosure or dissemination by Executive) any Confidential Information (as hereinafter defined concerning the businesses or affairs of Employer or of any of its affiliates or subsidiaries which Executive may have acquired in the course of or as incident to Executive's employment or prior dealings with Employer or with any of its affiliates or subsidiaries.

                  "Confidential Information" shall mean (a) all knowledge, information and material concerning Employer or its business or the business of any of its affiliates or subsidiaries that shall become known to Executive as a consequence of Executive's relationship with Employer, (b) all information that has been disclosed to Employer by any third party under an agreement or circumstances requiring such information to be kept confidential, and (c) all knowledge, information or material concerning Inventions that are, under this Agreement, owned by Employer or assigned by Executive to Employer; provided, that Confidential Information shall not include knowledge, information or material that is or becomes generally known or available to others in businesses engaged in by Employer or to the public (other than through unauthorized disclosure). Confidential Information shall include without limitation (a) information of a technical nature, such as information regarding past, present and future research, financial data, product information, marketing plans, computer programs (whether in source or object code form or other form and whether contained on program listings, magnetic tape, magnetic disks, CD ROMs or other media), logic, flow charts, specifications, documentation and ideas relating to the activities of Employer, (b) information of a business nature, such as information regarding past, present and future client development, strategies, procurement specifications, cost and financial data, contracts, quotations and names of actual and prospective clients or customers, and (c) all documents, drawings, reports, client lists, and other physical embodiments of all such information.

                  "Inventions" shall mean each of the following, but only to the extent they relate to the business of commerce conducted over the Internet: all inventions, discoveries, developments, ideas, works, improvements, enhancements, works of authorship, products and computer software, whether or not patentable, and anything else that is subject to or potentially subject to the patent, copyright or trade secret laws of any jurisdiction.

         11. Executive acknowledges that Executive's services and responsibilities are of particular significance to Employer and that Executive's position with Employer has given and will give Executive close knowledge of its policies and trade secrets. Since Employer is in a creative and competitive business, Executive's continued and exclusive service to Employer under this Agreement is of a high degree of importance.

                  Executive covenants and agrees with Employer that Executive will not, during the term of this Agreement and for a period of two years after the termination of Executive's employment hereunder in any manner, directly or indirectly, (i) induce or attempt to influence any present or future officer, employee, lessor, lessee, licensor or licensee of Employer or its

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

subsidiaries or its affiliates to leave its respective employ or solicit or divert or service any of the customers or clients that Employer or its subsidiaries or its affiliates has or had in the one (1) year previous to the date of termination of this Agreement, (ii) engage, in North America or any other territory in which Employer does or contemplates to do business, in any businesses presently engaged in or to be engaged in by Employer or its subsidiaries or affiliates during the term of this Agreement, and (iii) except for ownership of no more than 1% of the capital stock, be a stockholder of any corporation, or directly or indirectly own, manage, operate, conduct, control or participate in the ownership, management, operation, conduct, control of, accept employment with, or be connected in any other manner with, any business which engages in any direct competitive activity including, without limitation, any business which engages in retail commerce conducted over the Internet in any such geographic region.

         12. Executive acknowledges that the remedy at law for any breach or threatened breach by Executive of the covenants contained in paragraphs 10 and 11 would be wholly inadequate, and therefore Employer or its subsidiaries or its affiliates shall be entitled to preliminary and permanent injunctive relief and specific performance thereof. Paragraphs 10 and 11 constitute independent and separable covenants that shall be enforceable notwithstanding rights or remedies that Employer or its subsidiaries or it affiliates may have under any other provision of this Agreement, or otherwise. If any or all of the foregoing provisions of paragraphs 10 and ll are held to be unenforceable for any reason whatsoever, it shall not in any way invalidate or affect the remainder or this Agreement which shall remain in full force and effect. If the period of time or geographical areas specified in paragraphs 10 and 11 are determined to be unreasonable in any judicial proceeding, the period of time or areas of restriction shall be reduced so that this Agreement may be enforced in such areas and during such period of time as shall be determined to be reasonable.

         13. Executive has carefully read and considered the provisions hereof, and having done so, agrees that restrictions set forth in paragraphs 10, 11, and 12 (including, but not limited to, the time periods of restrictions) are fair and reasonable and are reasonably required for the protection of the interests of Employer.

         14. Executive represents and warrants to Employer that Executive is not now under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the execution of this Agreement or the performance by Executive of Executive's obligations hereunder and Executive will indemnify and hold harmless Employer, its directors, officers and employees against and in respect of all liability, loss, damage, expense or deficiency resulting from any misrepresentation, or breach of any warranty or agreement made by Executive in connection with Executive's employment hereunder.

         15. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

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


         16. Any and all notices referred to herein shall be sufficient if furnished in writing and sent by certified mail, return receipt requested, to the respective parties at the addresses set forth below, or such other address as either party may from time to time designate in writing.


To Executive:                                  To Employer:

Francis O'Conner                               CyberShop International, Inc.
7511 Hampshire Drive North East                130 Madison Avenue
Cedar Rapids, Iowa  52402                      New York, New York  10016
                                               Attention:  Chairman of the Board


With copies in each case to:

                                                    RubinBaum Levin  Constant
                                                     & Friedman
                                                    30  Rockefeller Plaza
                                                    New York,  New York  10112
                                                    Attention: Walter M. Epstein

         17. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and its successors and assigns, and Executive and Executive's legal representatives, heirs, legatees and distributees, but neither this Agreement nor any rights here under shall be assignable, encumbered or pledged by Executive.

         18. This Agreement supersedes any and all prior written or oral agreements between Employer and Executive and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties hereto.

         19. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

         20. This Agreement may be executed in any number of counter parts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         21. If any provision or part of any provision of this Agreement is held for any reason to be unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                                   CYBERSHOP INTERNATIONAL, INC.



                                                   By:
                                                      --------------------------
                                                       Title:

                                                   Date:



                                                   -----------------------------
                                                   Francis O'Connor

                                                   Date:

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